Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces First Quarter 2012 Financial Results

Fremont, Calif., May 10, 2012 – Procera Networks, Inc. (NASDAQ: PKT), the intelligent policy enforcement company, today reported financial results for its first quarter ended March 31, 2012.

First Quarter 2012 Highlights
•	Revenue of $12.3 million, up 78% from Q1 2011
•	Bookings of $14.7 million, up 53% Q1 2011
•	Added 12 new service provider customers
•	Won two new Tier-1 customers in APAC and Western Europe regions
•	Received 26 follow-on orders from service provider customers
•	Support revenue of $2.5 million, up 92% from Q1 2011
•	18 direct Tier-1 trials ongoing or planned over the next 60 days
•	Received 41 new higher education product orders
•	Gross margin of 70%, up from 61% in Q1 2011
•	Net income of $579,000, compared to a net loss of $230,000 in Q1 2011
•	Non-GAAP net income of $1.9 million, compared to non-GAAP net income of $136,000 in Q1 2011
•	Generated $3.6 million of cash flow from operations in Q1 2012
•	Cash, cash equivalents and short term investments of $41 million at March 31, 2012

“Our quarterly results exceeded our expectations and reflect continued strong traction with existing and new customers,” said James Brear, president and CEO of Procera Networks. “The market opportunity for our products and solutions is strong and our goal is to grow with the market and gain share. We have entered new geographies and attracted great talent to the team to drive growth, and we are pleased with our progress in the first quarter and our business pipeline for the coming quarters.”

First Quarter 2012 Financial Results
Revenue for the first quarter of 2012 was $12.3 million, up 78% from revenue of $6.9 million in the first quarter of 2011.

Net income for the first quarter of 2012 was $579,000, or $0.04 per diluted share, compared to a net loss of $230,000, or a loss of $0.02 per share, in the first quarter of 2011.

Non-GAAP net income for the first quarter of 2012 was $1.9 million, or $0.13 per diluted share, compared to non-GAAP net income of $136,000, or $0.01 per diluted share, in the first quarter of 2011. For an explanation of non-GAAP financial measures used in this release, and reconciliation to comparable GAAP measures, please refer to the Use of Non-GAAP Financial Information below.

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Conference Call Information
Procera Networks, Inc. will host a conference call at 4:30 p.m. Eastern Time today, May 10, 2012 to discuss its financial results for its 2012 first quarter ended March 31, 2012.  Interested parties can access the live call by dialing 877-941-8418 or 480-629-9809 (International) and request the “Procera” call.  A replay of the call will be available approximately one hour following the end of the call through 11:59 p.m. ET on Thursday, May 17, 2012, by dialing 800-406-7325 and entering the replay code of 4536071#.  To access the replay from international locations, dial 303-590-3030 using the same passcode.  An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements related to Procera Networks, Inc., including statements relating to our expectations for the market and increasing our market share, our ability to grow in new geographic markets, our ability to attract and retain talent, and our ability to successfully close new business within our pipeline of sales opportunity. Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are described in the "Risk Factors" section of our Form 10-K filed for the year ended December 31, 2011, and other required reports, as filed with the SEC, which are available free of charge on the SEC's website at http://www.sec.gov or on our website at http://www.proceranetworks.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Use of Non-GAAP Financial Information
Procera’s management believes that certain non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures, provide incremental insight into the underlying factors and trends affecting both Procera’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the company’s current results and enable investors to more fully understand trends in its current and future performance.

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments for stock-based compensation expenses and business development expenses: we have excluded the effect of stock-based compensation and the cost of outside professional services for negotiating and performing legal, accounting and tax due diligence for potential mergers, acquisitions and other significant partnership arrangements from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees and consultants, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods. Business development expenses are necessary as part of certain growth strategies, such as through mergers and acquisitions and will occur when such transactions are pursued.

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

The non-GAAP financial measures are not consistent with GAAP because they do not fully reflect all expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Management believes users of Procera’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;
•	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP;
•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;
•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures;
•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and

•	management intends to continue to track and present these non-GAAP financial measures for future periods.

Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About Procera Networks, Inc.
Procera Networks Inc. (NASDAQ: PKT) delivers Intelligent Policy Enforcement (IPE) solutions designed for carriers, service providers and high-end enterprises to enable proactive quality management; innovative service creation and delivery; detailed business analytics on network utilization and bandwidth consumption; and mitigate security threats. Procera's PacketLogic solutions deliver superior performance, scalability, and functionality to allow personalized services for millions of subscribers as part of the 3GPP Policy and Charging Control architecture. For more information, visit http://www.proceranetworks.com.

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Press Contact
Fran Lowe, Engage PR, 510-748-8200 x225, flowe@engagepr.com

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Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
Sales:
Product sales	$9,829	$5,616
Support sales	2,503	1,307
Total sales	12,332	6,923
Cost of sales:
Product cost of sales	3,447	2,584
Support cost of sales	222	136
Total cost of sales	3,669	2,720

Gross profit	8,663	4,203
	70.2%	60.7%
Operating expenses:
Research and development	1,691	1,038
Sales and marketing	4,006	2,065
General and administrative	2,360	1,276
Total operating expenses	8,057	4,379

Income (loss) from operations	606	(176)

Interest and other income (expense), net	1	(30)

Income (loss) before income taxes	607	(206)
Income tax provision	28	24
Net income (loss)	$579	$(230)

Net income (loss) per share - basic	$0.04	$(0.02)
Net income (loss) per share - diluted	$0.04	$(0.02)

Shares used in computing net income (loss) per share:
Basic	14,547	11,277
Diluted	15,064	11,277

Procera Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$27,991	$23,900
Short-term investments	13,223	13,504
Accounts receivable, net of allowance	8,355	11,403
Inventories, net	8,412	7,625
Prepaid expenses and other	1,146	938
Total current assets	59,127	57,370

Property and equipment, net	1,875	1,806
Goodwill	960	960
Other non-current assets	20	20
Total assets	$61,982	$60,156

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,082	$3,366
Deferred revenue	5,368	5,505
Accrued liabilities	3,640	3,845
Total current liabilities	12,090	12,716

Non-current liabilities:
Deferred revenue	1,067	873
Total liabilities	13,157	13,589

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	15	15
Additional paid-in capital	106,751	105,205
Accumulated other comprehensive loss	(257)	(390)
Accumulated deficit	(57,684)	(58,263)
Total stockholders' equity	48,825	46,567

Total liabilities and stockholders' equity	$61,982	$60,156

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited
(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011

Sales - U.S. GAAP as reported	$12,332	$15,632	$6,923

Reconciliation of Gross Profit:
U.S. GAAP as reported	$8,663	$8,687	$4,203
As a percentage of sales	70.2%	55.6%	60.7%
Adjustment:
Stock-based compensation (1)	34	28	25
As Adjusted	$8,697	$8,715	$4,228
As a percentage of sales	70.5%	55.8%	61.1%

Reconciliation of Operating Expense:
U.S. GAAP as reported	$8,057	$6,910	$4,379
Adjustment:
Stock-based compensation (1)	677	482	340
Business development expenses (2)	646	-	-
As Adjusted	$6,734	$6,428	$4,039

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	$579	$1,760	$(230)
Adjustment:
Stock-based compensation (1)	711	510	366
Business development expenses (2)	646	-	-
As Adjusted	$1,936	$2,270	$136

Reconciliation of Diluted Net Income (Loss) Per Share:
U.S. GAAP as reported	$0.04	$0.12	$(0.02)
Adjustment:
Stock-based compensation (1)	0.05	0.03	0.03
Business development expenses (2)	0.04	-	-
As Adjusted	$0.13	$0.15	$0.01

Shares used in computing diluted net income (loss) per share	15,064	14,810	11,277

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).

(2)
Business development expenses include the cost of outside professional services for negotiating and performing legal, accounting and tax due diligence for potential mergers, acquisitions and other significant partnership arrangements.